THIS WARRANT AND THE SECURITIES ISSUABLE
             UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE
                SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY
               STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN
                  VIOLATION OF SUCH ACT OR LAWS, THE RULES AND
                    REGULATIONS THEREUNDER OR THE PROVISIONS
                                OF THIS WARRANT.



                        WARRANT TO PURCHASE 50,000 SHARES
                               OF COMMON STOCK OF
                           AMERIHOST PROPERTIES, INC.

                                    ISSUED TO
                                MICHAEL P. HOLTZ

                            DATED:  FEBRUARY 3, 1997


NO. 0297-MPH


             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)


          THIS IS TO CERTIFY THAT MICHAEL P. HOLTZ (or his or its registered assigns, herein referred to as the "Warrantholder") is entitled, upon the due exercise hereof and subject to the terms and conditions hereof, anytime commencing on the date of this Certificate (the "Commencement Date"), and ending on the tenth anniversary of the Commencement Date (the "Expiration Date"), to purchase from AMERIHOST PROPERTIES, INC., a Delaware corporation (the "Company"), and the Company shall issue and sell to the Warrantholder, the number of shares of common stock, $.005 par value per share (the "Common Stock"), of the Company (the "Shares") set forth above upon surrender hereof, with the form of election to purchase included herein completed and duly executed, at the office of the Company, and upon simultaneous payment therefor at an exercise price per Share equal to $1.53125 per Share (hereinafter referred to as the "Purchase Price") in cash and/or check payable to the order of the Company. The number and Purchase Price of the Shares are subject to adjustment as provided herein.

          1. The Warrantholder acknowledges that it may sell, transfer, assign, hypothecate or otherwise dispose of this Warrant after the Commencement Date, provided such sale, transfer, assignment, hypothecation or other disposition is in accordance with applicable federal and state securities laws and the Company agrees that the Warrantholder has complied with such laws. In connection therewith the Company may require an opinion of counsel and/or other documentation evidencing compliance with such laws. Notwithstanding the foregoing, the Warrantholder acknowledges that it may not sell, transfer or assign this Warrant to other than the original holder's estate or heirs prior to the second anniversary of the Commencement Date.

          2. Subject to the restrictions set forth above and in Section 3 hereof, upon surrender of this Warrant, and payment of the Purchase Price as aforesaid, the Company shall issue and deliver with all reasonable dispatch the certificate(s) for the Shares to or upon the written order of the holder of this Warrant and in such name or names as such holder may designate. Such certificate(s) shall represent the number of Shares issuable upon the exercise of the Warrants embodied herein, together with a cash amount (if the holder has so elected in accordance with the provisions of Section 9 hereof) in respect of any fraction of a Share otherwise issuable upon such surrender.

               Certificate(s) representing  the Shares  shall be deemed  to have been issued and the person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of this Warrant and payment of the Purchase Price as aforesaid; provided, however that if, at the date of surrender of this Warrant and payment of such Purchase Price, the transfer books for the Shares or other classes of stock purchasable upon the exercise of this Warrant shall be closed, the certificate(s) for the Shares in respect of which this Warrant is then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate(s) for such Shares. This Warrant shall be exercisable, at the election of the registered holder hereof, either as an entirety or from time to time for part of the number of Shares specified herein, but in no event shall fractional Shares be issued with regard to the exercise of this Warrant. In the event that this Warrant is exercised at any time prior to the close of business on the Expiration Date, a new Warrant shall be issued to such holder for the remaining number of Shares, if any, purchasable pursuant hereto. The Company shall cancel this Warrant when it is surrendered upon exercise.

               Prior to due presentment for registration of transfer of this Warrant, the Company shall deem and treat the Warrantholder in whose name this Warrant shall be issued as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing on this Warrant made by anyone other than the Company) for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          3. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares issuable upon the exercise of this Warrant, provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificate(s) for Shares in a name other than that of the Warrantholder upon the exercise of this Warrant, and in such case the Company shall not be required to issue or deliver any certificates for Shares until or unless the person or persons requesting the issuance have paid to the Company the amount of such tax or have established to the Company's satisfaction that such tax has been paid.

          4. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant, or in lieu of and substitution for a Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent number of Shares purchasable upon exercise at equivalent exercise times and exercise prices, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and reasonable indemnity or bond, if requested, also satisfactory to the Company. Applicants for such substitute Warrant shall also comply with such other reasonable conditions and pay such other reasonable charges as the Company may prescribe.

          5. (a) For the purpose of enabling it to satisfy any obligation to issue Shares upon the exercise of this Warrant, the Company shall at all times through the Expiration Date, reserve and keep available, free from pre-emptive rights and out of its aggregate authorized but unissued shares of Common Stock, the number of Shares deliverable upon the exercise of this Warrant.

               (b) Before taking any action which would cause an adjustment pursuant to the terms set forth herein reducing the Purchase Price attributable to any Shares below the then par value (if any) of such Shares, the Company shall take any corporate action which may, in the opinion of its counsel (which may be counsel regularly engaged by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Purchase Price as so adjusted.

               (c) The Company covenants that all Shares issued upon exercise of the Warrants shall, upon issuance in accordance with the terms hereof, be fully paid and nonassessable and free from all pre-emptive rights and taxes, liens, charges and security interests created by the Company with respect to the issuance and holding thereof.

               (d) After the Expiration Date, no Shares shall be subject to reservation in respect of this Warrant.

          6. Unless this Warrant is surrendered and payment made as herein provided before the Expiration Date, this Warrant will become wholly void and all rights evidenced hereby will terminate.

          7. Subject to the provisions of Section 2 above, this Warrant may be exchanged for a number of Warrants of the same tenor as this Warrant for the purchase in the aggregate of the same number of Shares of the Company as are purchasable upon the exercise of this Warrant, upon surrender hereof at the office of the Company with written instructions as to the denominations of the Warrants to be issued in exchange.

          8. (a) In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock of the Company payable in shares of the Company's capital stock (whether in shares of Common Stock or of capital stock of any other class), (ii) subdivide the outstanding Common Stock,
(iii) reverse split the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of the Company's capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Purchase Price in effect with respect to each Share covered hereby, whether or not such Share can then be purchased pursuant to the terms of this Warrant, at the time of the record date for such dividend or of the effective date of such subdivision, reverse split or reclassification, and/or the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of securities which, if such Warrant had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, reverse split or reclassification. Such adjustments shall be made successively whenever any event listed above shall occur.

               (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of earnings (or consolidated earnings if the Company shall have one or more subsidiaries) or earned surplus, dividends payable in Common Stock or distributions of scrip) or subscription rights, options or warrants, the Purchase Price with respect to each Share covered hereby to be in effect after such record date (whether or not such Share can then be purchased pursuant to the terms of this Warrant) shall be determined by multiplying the Purchase Price for such Share in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price for a Share (as defined in Section 8(c) hereof) on such record date less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to one Share and of which the denominator shall be the current market price for a Share. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price with respect to each Share covered hereby shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (c) For the purpose of any computation under Section 8(b) hereof, the current market price per Share on any date shall be (i) the average of the last reported sale prices for the past thirty trading days as reported on a national securities exchange or (ii) the average of the last reported bid and asked prices for the past thirty trading days if the Company's Common Stock is reported on the NASDAQ or (iii) if the Company's Common Stock is not on the NASDAQ, the average of the last reported sale price for the past thirty trading days as reported in the "pink sheets" (or an equivalent quotation system) for over-the-counter stocks or, if the Company's Common Stock is not trading, such value as the Board of Directors of the Company, in good faith, shall determine.

               (d) No adjustment in the Purchase Price with respect to any Share covered hereby shall be required unless such adjustment would require a decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which (by reason of this Section 8(d)) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest hundredth of a Share, as the case may be, but in no event shall the Company be obligated to issue fractional Shares or fractional portions of any securities upon the exercise of any Warrant.

               (e) In the event that at any time, as a result of an adjustment made pursuant to Section 8(a) hereof, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock or warrants or other securities of the Company other than the Shares, thereafter the number of such other shares of capital stock or warrants or other securities so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8, and the provisions of this Warrant with respect to the Shares shall apply, to the extent applicable, on like terms to any such other shares of capital stock or warrants or other securities.

               (f) In any case in which this Section 8 shall require that an adjustment in the Purchase Price with respect to any Shares covered hereby be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Warrants exercised after such record date Shares and such other shares of capital stock or warrants or other securities of the Company, if any, issuable upon such exercise over and above the Shares, on the basis of the Purchase Price with respect to such Shares in effect prior to such adjustment; provided, however that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing such holder's right to receive such shares of capital stock or warrants or other securities upon the occurrence of the event requiring such adjustment.

               (g) Upon each adjustment of the Purchase Price with respect to each Share covered hereby as a result of the calculations made in Section 8(b) hereof, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase (but only at the applicable times specified herein), that number of Shares (calculated to the nearest hundredth) obtained by (A) multiplying the number of Shares purchasable at the Purchase Price with respect to such Shares upon exercise of a Warrant immediately prior to such adjustment of the number of Shares by the Purchase Price with respect to such Shares in effect immediately prior to such adjustment of the Purchase Price with respect to such Shares and (B) dividing the product so obtained by the Purchase Price with respect to such Shares in effect immediately after such adjustment of the Purchase Price with respect to such Shares. Such adjustments and calculations shall be made with respect to all Shares covered hereby and not only with respect to Shares which are then eligible for purchase pursuant to the terms hereof; however, no such adjustment or calculation shall have the effect of accelerating the vesting schedule set forth above. Additionally, all such adjustments and calculations shall be made separately with respect to Shares purchasable at differing exercise prices pursuant to the terms hereof.

               (h)  In case of any capital reorganization of the  Company, or of any reclassification of the Common Stock (other than a change in par value, or from par to no par value, or from no par value to par value, or as a result of subdivision or combination), or in case of the consolidation of the Company with or the merger of the Company into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Warrant shall after such reorganization, reclassification, consolidation, merger or sale be exercisable (but only at the applicable times specified herein), upon the terms and conditions specified herein, for the number of shares of Common Stock or other capital stock or warrants or other securities or property to which a holder of the number of Shares purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale, whether or not such right to purchase can then be exercised pursuant to the terms hereof) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 8(h) with respect to the rights and interests thereafter of the registered holders of all Warrants purchasable upon the exercise of any portion of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any Shares of Common Stock or other capital stock or warrants or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision, reverse split or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 8(h). The Company shall not effect any such consolidation or merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation, or merger or the corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the registered holders of all Warrants, the obligation to deliver to the holders of all Warrants such shares of Common Stock or other capital stock, or warrants or securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and any other obligations of the Company under this Warrant.

               (i) In no event shall an adjustment be made in the Purchase Price or the number of Shares purchasable upon the exercise of this Warrant because the Company issues, in exchange for cash, property or services, Shares, or any securities convertible into or exchangeable for Shares, or securities carrying the right to purchase Shares or such convertible or exchangeable securities; it being understood that the adjustment provided for in this Section 8 shall be made upon the conversion, exchange or exercise (as applicable) of such securities.

          9. (a) Upon exercise the Company shall not be required to issue fractions of Shares. In lieu of such fractional Shares, the holders of Warrants shall receive an amount in cash equal to the same fraction of the current market value of one whole Share. For purposes of this Section 9, the current market value of one whole Share shall be determined pursuant to Section 8(c) hereof. All calculations under this Section 9 shall be made to the nearest cent.

               (b) The exercise price may be paid by check or, at the option of the holder, the holder may instruct the Company in writing to retain certain shares to be received upon exercise and to apply the current value of those shares (based on the closing bid price reported on NASDAQ on the preceding business day) to the payment of the total exercise price.

          10. The holder of a Warrant shall not be entitled to any rights of a shareholder of the Company with respect to any Shares purchasable upon the exercise thereof, including voting, dividend or dissolution rights, until such Shares have been paid for in full and issued to such holder. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the securities issuable upon such exercise, all of which shall be fully paid and nonassessable, to the person or persons entitled to receive the same; provided, however, that such certificate or certificates delivered to the holder of the surrendered Warrant shall bear a legend reading substantially as follows:

               No sale, offer to sell or transfer of these securities or this certificate or of any shares or other securities issued in exchange for or in respect of these securities shall be made unless a registration statement under the Securities Act of 1933 (the "Act"), as amended, and any applicable state securities laws, with respect to such securities, is in effect or an exemption from the registration requirements of the Act and such laws is then in fact applicable to such securities, to the Company's satisfaction.

          11. (a) Upon any adjustment of the Purchase Price with respect to any Share covered hereby pursuant to Section 8 hereof, the Company within ninety (90) calendar days thereafter shall have on file for inspection by the holder hereof a certificate of the Board of Directors of the Company setting forth the Purchase Price with respect to each Share covered hereby after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares purchasable upon exercise of a Warrant after such adjustment in the
Purchase Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein.

               (b)       In case:

                    (1) the Company shall authorize the issuance to all holders of Common Stock of rights, options or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights, options or warrants; or

                    (2) the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings (or consolidated earnings if the Company shall have one or more subsidiaries) or earned surplus or dividends payable in Common Stock or distributions of scrip); or

                    (3) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                    (4)     of  the   voluntary   or  involuntary   dissolution,
     liquidation or winding up of the Company; or

                    (5)  the  Company proposes  to take any  other action  which would require an adjustment of the Purchase Price pursuant to Section 8 hereof;
     then the Company shall give to the  holder of a Warrant at his, her or its address appearing below  at least twenty (20) calendar  days prior to the applicable record date hereinafter specified in (i) or (ii) below, by first-class mail, postage prepaid, a written notice stating
     (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined or (ii) the date on which any such
     consolidation,    merger,   conveyance,    transfer,   reorganization,
     reclassification, dissolution, liquidation  or winding up  is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding
     up.  The failure to give the notice required by this Section  11(b) or any defect  therein shall not affect  the legality or validity  of any
     distribution   right,   option,   warrant,    consolidation,   merger,
     conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or the vote upon any action.

          (c) Nothing contained herein shall be construed as conferring upon the holder of a Warrant with respect to the Shares the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

          12. The Company agrees that if, at any time, within the ten (10) year period commencing February 3, 1997, it should file a Registration Statement with the Securities and Exchange Commission (the "Commission") pursuant to the Act and the underwriter(s) for the prospective offering agrees to permit shareholders holding Shares or other securities received upon exercise of the Warrants to include all or a portion of their Shares or other securities in the Registration Statement and register such Shares or other securities for sale, the Company, at its own expense, will offer to the holders of Warrants, not less than 30 days prior to the filing of such Registration Statement, the opportunity to register all or a portion of the Shares that the holders of Warrants have received upon exercise of the Warrants prior to the time of such filing pro rata with all other holders of Shares of the Company that have piggyback registration rights or are otherwise registering their Shares for sale to the public. The Company undertakes no obligation to file a Registration Statement. Further, the Company undertakes no obligation to maintain a current Registration Statement. The Warrantholder's rights provided for above are not applicable to a Registration Statement filed by the Company with the Commission on Forms S-4 or S-8 or any other inapplicable form.

          13. Any notice, request, demand or other communication pursuant to the terms of this Warrant shall be in writing and shall be sufficiently given or made when delivered or mailed by first-class or registered mail, postage prepaid, if to the Company addressed to:


          AMERIHOST PROPERTIES, INC.
          2400 East Devon Avenue
          Suite 280
          Des Plaines, Illinois  60018
          Attention:  Secretary

with a copy to:

          Helen R. Friedli, P.C.
          McDermott, Will & Emery
          227 West Monroe Avenue
          Chicago, Illinois  60606

or to such other address or such other counsel as the Company may designate by written notice to the holder of a Warrant, and if to the holder of a Warrant at his or its registered address on the records of the Company.

          14. All the covenants and provisions herein by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns to the extent permitted hereunder and all of the covenants and provisions herein by or for the benefit of the holder hereof shall inure to the benefit of such holder's successors, legal representatives, heirs or assigns as permitted herein.

          15. This Warrant shall be deemed to be a contract made under the laws of the State of Illinois for all purposes and shall be construed in accordance with the internal laws of such State.

          16. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant; but this Warrant shall be for the sole and exclusive benefit of the Company and the holder of this Warrant.

                                  *     *     *

          IN WITNESS WHEREOF, an authorized officer of the Company has signed this Warrant.

                              AMERIHOST PROPERTIES, INC.


                              By:

                                        President




                              ELECTION TO PURCHASE


     (To be executed by the holder only if he, she or it desires to exercise Warrants evidenced by the original Warrant attached hereto.)

TO:  AMERIHOST PROPERTIES, INC.
     2400 East Devon Avenue
     Suite 280
     Des Plaines, Illinois  60018

     The undersigned hereby (1) irrevocably elects to exercise ____________ Warrants, evidenced by the original Warrant attached hereto, for and to purchase
thereunder                   Shares issuable upon exercise of said Warrants, (2)
makes payment in full of the Purchase Price of such Shares, (3) requests that certificates for the Shares be issued in the name of:



        _________________________________________________________________
                         (Please print name and address)

        _________________________________________________________________

        _________________________________________________________________


                        ________________________________
                        (Please print Social Security or
                           Tax Identification Number)

and, (4) if said number of Warrants shall not be all the Warrants evidenced by the attached original Warrant, requests that a new Warrant evidencing Warrants not so exercised be issued in the name of and delivered to:

       __________________________________________________________________
                         (Please print name and address)

       __________________________________________________________________

       __________________________________________________________________




In lieu of receipt of a fractional Share the undersigned hereby elects (check the appropriate line):

          (i) to receive a cash payment, and the check representing payment thereof should be made payable to_________________________________________________________


__________________________________________________________________________
                    (Please print name and address)

          and should be delivered to
          _________________________________________________


________________________________________________________________________

          ____________________________________________________________________;
          or

          (ii) to credit the amount of such payment against the Purchase Price payable for the Shares issuable upon the exercise of said Warrants.


DATED:                                                ,


                             Signature:


                             NOTICE: The above signature must correspond with the name as written upon the face of the
                                      attached  Warrant   in  every  particular,
                                      without alteration or enlargement or any change whatsoever.